Exhibit 99.1

Navient Rejects Highly Conditional Low-Premium Unsolicited Expression of

Interest From Canyon Capital Advisors and Platinum Equity

WILMINGTON, Del., Feb. 18, 2019—Navient (Nasdaq: NAVI) today announced that it has received a highly conditional unsolicited “expression of interest” from Canyon Capital Advisors LLC (“Canyon”) and Platinum Equity Advisors, LLC (“Platinum”) to acquire the Company for $12.50 per share in cash, which represents a premium of only 6.6% over Navient’s most recent closing price on February 15, 2019 of $11.73 per share and a discount of 2.8% to the one-year volume-weighted average price of $12.86 per share. Navient’s Board, in consultation with its financial and legal advisors, has carefully reviewed the expression of interest and unanimously determined that it substantially undervalues the Company and is not in the best interests of Navient or its stockholders. Therefore, Navient’s Board rejected the expression of interest.

Navient added that the expression of interest is conditioned on additional due diligence and that Canyon and Platinum have not provided substantive information on how they would address the change of control provisions in the Company’s outstanding unsecured debt and the Company’s warehouse financing facilities or how they would address the litigation and regulatory matters facing the Company.

Navient noted that it has had a constructive and long-term relationship with Canyon and that Canyon and Platinum had approached the Company last October requesting information that would allow them to make an offer for the Company. On October 19, 2018, Navient entered into a confidentiality agreement with each of Canyon and Platinum, and over the past four months the Company provided substantial due diligence access. The confidentiality agreement had a standstill period that was extended as additional information was requested and provided. The standstill ended on February 15, 2019, and on that date Canyon delivered its non-binding expression of interest.

Navient sent the following letter to Canyon and Platinum today:

February 18, 2019

Canyon Capital Advisors LLC

152 West 57th Street, 28th Flr

New York, NY 10019

Attention: Jonathan Heller

Dear Mr. Heller:

The board of directors (the “Board”) of Navient Corporation (“Navient” or the “Company”) has carefully and diligently reviewed and deliberated on, with the assistance of its financial and legal advisors, the non-binding expression of interest made by you and your partner, Platinum Equity Advisors, LLC, to acquire all of the outstanding shares of the Company for $12.50 per share in cash as set forth in your February 15, 2019 letter.

We have had a constructive and long-term relationship with you and, consistent with its fiduciary duties, the Board is always open to evaluating any credible proposal that the Board reasonably believes to be in the best interests of the Company and its shareholders. After thorough consideration, the Board has unanimously concluded that your expression of interest substantially undervalues the Company, is inadequate and not in the best interests of Navient and its shareholders.

The Board believes that your proposed price undervalues the Company, its key assets and its future prospects and reflects a significant discount to the Company’s future cash flows. In addition to the low premium you proposed in your February 15, 2019 letter, the non-binding expression of interest has other serious deficiencies, including the fact that you did not provide substantive information on how you would address the change of control provisions in the Company’s outstanding unsecured debt and the Company’s warehouse financing facilities or the litigation and regulatory matters facing the Company.

After you had completed extensive due diligence, your advisor gave us an informal price range of $14-$15 per share. While our advisors informed you that they did not believe the range would be acceptable, we said we were prepared to provide additional due diligence on the basis that you would value the Company above that range. Given this, we were surprised to see the low price in your expression of interest.

Your February 15, 2019 letter requests that we continue with an additional four to six weeks of due diligence and that we extend, to at least April 15, 2019, the deadline for proposals for the Company’s 2019 annual meeting of shareholders. The Board finds your requests unacceptable given that you have already had four months of very substantial due diligence and you have been fully aware of the deadline for shareholder proposals since it was set and publicly disclosed almost a year ago.

Consistent with its fiduciary duties, the Board will give consideration to any bona fide proposal that is fully financed and appropriately reflects the fair value of the Company. However, your expression of interest does not meet that criteria.

Sincerely,

William M. Diefenderfer, III

Chairman of the Board of Directors

Navient Corporation

Morgan Stanley & Co. LLC is acting as financial advisor to Navient and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor.

This news release contains “forward-looking statements” and other information that is based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about the company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. For Navient, these factors include, among others, the risks and uncertainties associated with increases in financing costs; the availability of financing or limits on our liquidity resulting from disruptions in the capital markets or other factors; unanticipated increases in costs associated with compliance with federal, state or local laws and regulations; changes in the demand for asset management and business processing solutions or other changes in marketplaces in which we compete (including increased competition); changes in accounting standards including but not limited to changes pertaining to loan loss reserves and estimates or other accounting standards that may impact our operations; adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s underwriting standards or exposure to third parties, including counterparties to hedging transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The company could also be affected by, among other things: unanticipated repayment trends on loans including prepayments or deferrals in our securitization trusts that could accelerate or delay repayment of the bonds; reductions to our credit ratings, the credit ratings of asset-backed securitizations we sponsor or the credit ratings of the United States of America; failures of our operating systems or infrastructure or those of third-party vendors; risks related to cybersecurity including the potential disruption of our systems or those of our third-party vendors or customers, or potential disclosure of confidential customer information; damage to our reputation resulting from cyber-breaches, litigation, the politicization of student loan servicing or other actions or factors; failure to successfully implement cost-cutting initiatives and adverse effects of such initiatives on our business; failure to adequately integrate acquisitions or realize anticipated benefits from acquisitions including delays or errors in converting portfolio acquisitions to our servicing platform; changes in law and regulations whether new laws or regulations, or new interpretations of existing laws and regulations applicable to any of our businesses or activities or those of our vendors, suppliers or customers; changes in the general interest rate environment, including the availability of any relevant money-market index rate, including LIBOR, or the relationship between the relevant money-market index rate and the rate at which our assets are priced; our ability to successfully effectuate any acquisitions and other strategic initiatives; changes in general economic conditions; and the other factors that are described in the “Risk Factors” section of Navient’s Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission. The preparation of the company’s consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements except as required by law.

About Navient

Navient (Nasdaq: NAVI) is a leading provider of education loan management and business processing solutions for education, healthcare and government clients at the federal, state and local levels. The company helps its clients and millions of Americans achieve financial success through services and support. Headquartered in Wilmington, Delaware, Navient also employs team members in western New York, northeastern Pennsylvania, Indiana, Tennessee, Texas, Virginia, Wisconsin and other locations. Learn more at navient.com.

Contact:

Media: Paul Hartwick, 302-283-4026, paul.hartwick@navient.com; Jim Barron/Paul Scarpetta, Sard Verbinnen, 212-687-8080

Investors: Joe Fisher, 302-283-4075, joe.fisher@navient.com

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